Exhibit 21.1
WWE Subsidiaries

(All subsidiaries are wholly-owned, directly or indirectly, except where indicated)

TSI Realty Company (a Delaware corporation)

Event Services, Inc. (a Delaware corporation)

     - WM Labor MGT, Inc. (a Delaware corporation)

WWE Studios, Inc. (a Delaware corporation)

- WWE Studios Originals, Inc. (a Delaware corporation)

- WWE Films Development, Inc. (a Delaware corporation)
             - WWE Studios Production, Inc. (a Delaware corporation)

            - WWE TE Productions, Inc. (a Delaware corporation)

- WWE LH Productions, Inc. (a Delaware corporation)

        - Marine Productions Australia Pty Limited (an Australia corporation)

            - Barricade Productions Inc. (a British Columbia corporation)

        - Marine 3, LLC (a Louisiana limited liability company)

- Marine:Homefront, Inc. (a Delaware corporation)

- Homefront Productions Inc. (a British Columbia company)

- Twelve RR, Inc. (a Delaware corporation)

- Reload Films, Inc. (a British Columbia company)

- Six Forty Two Films, Inc. (a Delaware corporation)

- One More Time Films, Inc. (a Delaware corporation)

- One Last Job Films Inc. (a British Columbia company)

WWE Properties International, Inc. (a Delaware corporation)

- XFL, LLC (50 percent owned)

WWE Japan LLC (a Japanese limited liability company)

WWE Australia Pty Limited (an Australia limited liability company)

World Wrestling Entertainment (International) Limited (a UK corporation)

World Wrestling Entertainment Canada, Inc. (a Canadian corporation)